Exhibit 10.11
SOLSIL, INC.
SECURED PROMISSORY NOTE B

$750,000	Made in New York, New York Made as of October 24, 2007 Maturity Date: October 24, 2008
     1. Obligation. The undersigned, Solsil, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of Plainfield Direct Inc., a Delaware corporation (“Lender”) on or before October 24, 2008 (the “Maturity Date”), at Lender’s principal place of business or such other place as Lender may designate in writing, the aggregate principal sum of Seven Hundred Fifty Thousand Dollars ($750,000) together with all interest accrued on unpaid principal during each fiscal quarter of the Lender at a variable rate per annum equal to the sum of the LIBOR Rate (as defined below) plus 3.00% (the “Interest Rate”), which interest shall be paid in kind interest (“PIK Interest”) at the end of each quarter in lieu of payment in whole in cash. PIK interest shall be capitalized as principal outstanding on this Note as of the end of each fiscal quarter by adding the amount of such PIK Interest payment to the outstanding principal amount of this Note. Interest shall be computed on the basis of the actual number of days elapsed and a year of 365 days from the date this Note is made until the principal amount and all PIK interest accrued thereon and all other amounts owed hereunder are paid. Any PIK Interest accrued on the Note shall be due and payable in cash upon the earlier of the Maturity Date and the date this note is accelerated. Payment of principal and PIK interest shall be payable in lawful money of the United States of America without set-off or counterclaim. As used herein, the term “Holder” shall initially mean Lender, and shall subsequently mean each person or entity to whom this Note is duly sold or assigned.
     As used herein, “LIBOR Rate” means the applicable British Bankers’ Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service for an interest period of 90 days, as of 11:00 a.m. (London time) two business days prior to the first day of each such fiscal quarter; provided, however, that if no such British Bankers’ Association LIBOR rate is available, the applicable LIBOR Rate shall instead be the rate determined by the Lender to be the rate at which Citibank, N.A., or any other major bank having principal offices located in New York, New York, offers to place deposits in U.S. dollars with first class banks in the interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such fiscal quarter.
     If any payment of principal or PIK interest under this Note becomes due and payable on a day other than a Business Day (as defined below) then the maturity of such payment will be extended to the next succeeding Business Day, and with respect to the payment of principal, PIK interest thereon will be payable at the rate set forth herein during the period of such extension. “Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks in Washington, DC are authorized or required by law to close.
     This Note is subject to an Intercreditor Agreement between the Lender and Globe Specialty Metals, Inc. (“Globe”), as may be amended from time to time (the “Intercreditor

Agreement”), and Borrower shall make payments on this Note in accordance with the Intercreditor Agreement.
     2. Prepayment. Prepayment of unpaid principal and/or interest due under this Note may be made at any time without penalty, in amounts of not less than U.S. $100,000. All payments will be made in lawful tender of the United States and will be applied (a) first, to the payment of accrued interest, fees, and costs, and (b) second, (to the extent that the amount of such prepayment exceeds the amount of all such accrued interest, fees, and costs), to the payment of principal.
     3. Security. Payment of this Note is secured by a security interest in assets and properties of the Borrower granted pursuant to the terms and conditions of a Security Agreement executed by the Borrower in favor of the Lender and Globe, as may be amended from time to time (the “Security Agreement”).
     4. Default; Acceleration of Obligation. Borrower will be deemed to be in default under this Note and the outstanding unpaid principal balance of this Note, together with all interest accrued thereon, will immediately become due and payable in full, without the need for any further action on the part of Holder, upon the occurrence of any of the following events (each an “Event of Default”): (a) upon Borrower’s failure to make any payment when due under this Note; (b) upon any sale, lease assignment, transfer or other disposition of the Collateral (as such term is defined in the Security Agreement), any part thereof or any interest therein, or any of Borrower’s rights therein, to any person, entity or party, except in the ordinary course of Borrower’s business; (c) upon the filing by or against the Borrower of any voluntary or involuntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief of debtors; provided, however, with respect to an involuntary petition in bankruptcy, such petition has not been dismissed within thirty (30) days after the filing of such petition; (d) upon the execution by the Borrower of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of the Borrower’s assets or property or the assets or property of any affiliate; (e) upon any material breach, default or violation by Borrower of any term, condition, obligation, representation or covenant of the Security Agreement or this Note; or (f) upon Borrower’s default under Borrower’s notes of even date (as may be amended, restated, or modified and in effect from time to time) issued to Lender or Globe.
     5. Remedies on Default. Upon any Event of Default, Holder will have, in addition to its rights and remedies under this Note, full recourse against any real, personal, tangible or intangible assets of the Borrower, and may pursue any legal or equitable remedies that are available to Holder.
     To the extent permitted by law, any payment of principal or interest due under the Note that is not made when due shall bear interest, payable on demand, on such overdue amount from the date when due until payment is made, at a rate per annum equal to the then applicable interest rate set forth in Section 1 hereof plus two percent (2.00%); provided, however, that such default interest rate shall be adjusted quarterly in the same manner as the Interest Rate pursuant to Section 1.

     No acceptance of a past due installment, or indulgences granted from time to time shall be construed (a) as a novation of this Note or a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or (b) to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law; and Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. Holder may, without the consent of Borrower, release or discharge Borrower, guarantor, accommodation party, or surety or release, surrender, waive, substitute, compromise, or discharge any security herefor without affecting the liability of the Borrower hereunder. Holder may proceed against Borrower without first or simultaneously proceeding against any security herefor.
     6. Waiver and Amendment. No extension of the time for the payment of this Note, made by agreement with any person or entity now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part, unless Holder agrees otherwise in writing. No provision of this Note may be changed, waived, discharged, or terminated except by an instrument in writing signed by the party against whom enforcement of the waiver, change, modification or discharge is sought. Except as provided in this Note with respect to waivers by the Borrower, no waiver or consent with respect to this Note will be binding or effective unless it is set forth in writing and signed by the party against whom such waiver is asserted. No course of dealing between the Borrower and the Holder will operate as a waiver or modification of any party’s rights or obligations under this Note. No delay or failure on the part of either party in exercising any right or remedy under this Note will operate as a waiver of such right or any other right. A waiver given on one occasion will not be construed as a bar to, or as a waiver of, any right or remedy on any future occasion.
     7. Waivers of Borrower. The Borrower and every endorser or guarantor, of this Note regardless of the time, order or place of signing waives diligence, presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if any time there be available to the holder any collateral for this Note, and to any additions or releases of any other parties or persons primarily or secondarily liable.
     8. Governing Law. This Note will be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that state. The Borrower agrees that any action or claim arising out of any dispute in connection with this Note, any rights or obligations hereunder or the performance or enforcement of such rights or obligations may be brought in the courts of New York or any federal court sitting therein and consents to non-exclusive jurisdiction of such court and waives service of process in any such suit if such process is transmitted by certified and regular mail, overnight courier or hand delivery upon the Borrower at the address set forth in the notice provision. The Borrower hereby waives any objection that it may now or hereafter have to the venue of any suit or any such court or that such suit may be brought in an inconvenient court.

     9. WAIVER OF JURY TRIAL. THE BORROWER AND HOLDER EACH MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENT, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE, MULTIPLE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE NOTE.
     10. Headings. The headings and captions used in this Note are used only for convenience and are not to be considered in construing or interpreting this Note. All references in this Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.
     11. Severability. If any term or other provision of this Note is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Note will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.
     All agreements herein made are expressly limited so that in no event whatsoever, shall the amount paid or agreed to be paid to Lender hereunder exceed the maximum rate of interest allowed to be charged under applicable law (the “Maximum Legal Rate”). If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Legal Rate, then, the obligation to pay interest hereunder shall be reduced to the Maximum Legal Rate; and if from any circumstance whatsoever, Lender shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Legal Rate, such amount as would be excessive interest shall be applied to any other indebtedness of Borrower to the Lender. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between Borrower and Lender with respect to the indebtedness evidenced hereby.
     12. Reimbursement of Costs and Fees. In the event any party is required to engage the services of any attorney for the purpose of enforcing this Note, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Note, including attorneys’ fees. In the event that any payment due hereunder shall not be paid when due, whether by reason of acceleration or otherwise, and this Note shall be placed in the hands of an attorney for collection or to represent Holder in connection with bankruptcy or insolvency proceedings relating hereto, Borrower shall pay to the Holder, in addition to all other amounts otherwise due hereon, the reasonable costs and expenses of such collection and representation, including, without limitation, reasonable attorneys fees and expenses incurred by Holder (whether or not litigation shall be commenced in aid thereof).
     13. Assignment. Neither this Note nor any rights or obligations hereunder may be assigned, conveyed or transferred, in whole or in part, without the consent of the Lender. Subject to the terms and conditions hereof, this Note shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.
     14. Notices. All notices required under this Note shall be sent by certified mail and first-class mail (postage prepaid), by overnight courier, or by hand delivery to the addresses set forth below. Notices and other communications shall be effective (ii) if mailed, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, first class, postage prepaid, or (ii) if by courier or hand-delivered (including telegram, lettergram or mailgram), when delivered.
As to Borrower:
Solsil, Inc.
P.O. Box 157
County Road 32
Beverly, Ohio 45715
Attn: Arden Sims
As to Lender:
Plainfield Direct Inc.
55 Railroad Avenue
Greenwich, CT 06830
Attn: Thomas X. Fritsch
[SIGNATURE PAGE NEXT]

     IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be executed as of the day and year first above written.

SOLSIL, INC.
By:	/s/ Arden Sims
	Name:	Arden Sims
Its: President

ALLONGE TO PROMISSORY NOTE
     This Allonge to Promissory Note (“Allonge”) is attached to and forms part of that certain Secured Promissory Note B in the original principal amount of SEVEN HUNDRED FIFTY THOUSAND NO/100 DOLLARS ($750,000) dated October 24, 2007 from SOLSIL, INC., a Delaware corporation, payable to the order of PLAINFIELD DIRECT INC., a Delaware corporation (“Holder”).
     Pay to the order of D. E. SHAW COMPOSITE SIDE POCKET SERIES 7, L.L.C., together with its successors and assigns, without recourse and without any representation or warranty of any kind whatsoever, express or implied, or by operation of law, except as Holder has represented in the Note Purchase Agreement dated of even date herewith.
Dated: As of November ___, 2007

PLAINFIELD DIRECT INC.

By:
Name:
Title:

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